CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" and "Independent Auditors" and to the use of our report dated February 4, 2000 on the 1999 financial statements of Wanger U.S. Small Cap, Wanger International Small Cap, Wanger Twenty and Wanger Foreign Forty comprising Wanger Advisors Trust, and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-83548) and in the Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8748).



                                                              ERNST & YOUNG LLP


Chicago, Illinois
April 28, 2000